UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2011

Date of Report (Date of earliest event reported)

STEC, INC.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

(949) 476-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 29, 2011 STEC, Inc. (“STEC”) issued a press release announcing that its Board of Directors authorized the repurchase of up to $40 million of STEC’s common shares. This $40 million stock repurchase program is in addition to the $15 million of STEC’s common shares repurchased earlier this month. To facilitate the repurchase of the shares, STEC adopted a written plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). The repurchases may occur over a period beginning on September 15, 2011, continuing until the earlier of the completion of the repurchase or March 30, 2012, under the prices, terms and limitations set forth in the 10b5-1 Plan, including compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Because the repurchases under the 10b5-1 Plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares, if any, that will be repurchased. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of STEC under the Securities Act of 1933, as amended, or the Exchange Act, unless STEC specifically incorporates the foregoing information into those documents by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description of Exhibit

99.1	Press Release of STEC, Inc. dated August 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

Date: August 29, 2011	By:	/s/ ROBERT M. SAMAN
Robert M. Saman
General Counsel